SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of July 31, 2013, by and among EPICEPT CORPORATION, a Delaware corporation (“EpiCept”), MAXIM PHARMACEUTICALS INC., a Delaware corporation (“Maxim”), CYTOVIA, INC., a Delaware corporation (“Cytovia”, and collectively with EpiCept and Maxim, the “Borrowers”), MIDCAP FUNDING III, LLC, a Delaware limited liability company in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrowers, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 27, 2011, as amended by that certain First Amendment to Loan and Security Agreement, dated as of August 27, 2012 (the “First Amendment”, and as such Loan and Security Agreement may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrowers certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, the Borrowers have requested that the Agent and Lenders amend the Loan Agreement in certain respects and the undersigned Lenders and the Agent are willing to make such amendment, all in accordance with, and subject to, the terms and conditions set forth in, this Agreement.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers, Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Each Borrower acknowledges and agrees that as of the Second Amendment Effective Date, but without giving effect to this Agreement, the aggregate principal balance of the Term Loan is at least $4,070,967.80. The foregoing amount does not include interest, fees, expense and other amounts that are chargeable or otherwise reimbursable under the Loan Agreement and the other Loan Documents. Borrowers hereby acknowledge, confirm and agree that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrowers to Agent and Lenders under the Loan Agreement and the other Loan Documents, are unconditionally owing by Borrowers to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2. Waiver of Existing Events of Default. Each Event of Default that has occurred prior to the Second Amendment Effective Date of which Agent has prior knowledge is hereby waived.

3. Amendments to the Loan Agreement. Subject to the terms and conditions of this Agreement, including without limitation fulfillment of the conditions to effectiveness specified in Section 9 below, the Loan Agreement is hereby amended as follows:

(a) Section 2.2(b) of the Loan Agreement shall be deleted in its entirety and the following revised Section 2.2(b) shall be substituted in lieu thereof:

“(b) Interest Payments and Repayment. Commencing on the first (1st) Payment Date following the Funding Date of Tranche One, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3. In addition to the interest payments in accordance with the immediately preceding sentence, Borrower shall make principal payments with respect to the Term Loans as follows: (i) commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through the First Amendment Effective Date, Borrower shall make consecutive monthly payments of principal to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (A) the amount of such Lender’s Term Loans and (B) a straight-line amortization schedule ending on the Maturity Date, (ii) on the First Amendment Effective Date, Borrower shall make a principal payment of $1,200,000, which payment shall be allocated and paid to each Lender in accordance with its Pro Rata Share, (iii) on September 1, 2013, and on each Payment Date thereafter through the Maturity Date, Borrower shall make principal payments of $277,419.35 on each such date, which payment shall be allocated and paid to each Lender in accordance with its Pro Rata Share and (iv) Borrower shall pay the remaining outstanding balance of the Term Loan on the Maturity Date. Without limiting the foregoing, all unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).”

(b) Section 14 of the Loan Agreement shall be amended by adding thereto in appropriate alphabetical order the following definition:

“‘Second Amendment Effective Date’ means July 31, 2013.”

4. Final Payment Fee. Borrower acknowledges and agrees that, notwithstanding any of the amendments or other modifications set forth herein or in any other documentation or correspondence related to the Loan Agreement or Loan Documents, or any other action taken by Borrower, Agent or any Lender, the Final Payment remains due and payable, in full and without counterclaim or offset of any kind, on the Maturity Date.

5. Additional Covenants and Agreements. Until such time as Agent has indicated otherwise in writing, Borrower agrees as follows:

(a) Pursuit and Approval of Acceptable Sale or Partnering Transaction.

(i) Borrower shall, and shall cause each of its agents, representatives, officers, directors, employees and advisors, to use its best efforts to consummate an Acceptable Sale or Partnering Transaction (as defined below) as soon as practical but in any event no later than October 15, 2013. An “Acceptable Sale or Partnering Transaction” shall mean (i) a sale, merger or similar transaction with respect to Borrower and/or (ii) a partnering transaction in connection with the Borrower’s drug AmiKet (formerly known as EpiCept NP-1), in the case of either or both clause (i) and (ii) on terms and conditions and subject to documentation satisfactory to Agent in its sole discretion, which either (x) provides for the payment in full of the Obligations by not later than October 15, 2013 or (y) provides for the Loans and Loan Documents to remain outstanding on terms and conditions and pursuant to documentation satisfactory to Agent in its sole discretion; provided, that, nothing in this Agreement shall constitute Agent’s or any Lender’s consent to any such transaction or any documentation entered into in connection with any such transaction, all of which remains subject to future consent by Agent and the Lenders.

(ii) As of the Second Amendment Effective Date, the Specified Controlled Deposit Account (as defined in the First Amendment) contains $539,948.25 (the “Designated Funds”). Within three (3) Business Days of Agent’s receipt of evidence in form and substance satisfactory to Agent that the Borrower has received the requisite shareholder approval necessary to consummate an Acceptable Sale or Partnering Transaction, and so long as no new Default or Event of Default has occurred or is continuing or Agent becomes aware of the existence of an existing Event of Default that it was not previously aware of or notified about, Agent shall transfer $269,974.13 of the Designated Funds (as defined in the First Amendment) from the Specified Controlled Deposit Account to the Specified Controlled Operating Account (as defined in the First Amendment).

(b) Budget Matters. Section 4 of the First Amendment is hereby modified by deleting clause (c)(i)(C) of such section in its entirety and substituting in lieu thereof the following new clause (c)(i)(C) to read in its entirety as follows:

“(C) at least three (3) Business Days prior to any request made by Borrower for a transfer of the Specified Funds to the Specified Controlled Operating Account, deliver to Agent an operating budget in form, substance and methodology satisfactory to Agent, which shall reflect Borrower’s good faith projection of all cash receipts and disbursements on a week-by-week basis in connection with the operation of its business through the next sixty (60) days.”

(c) General Cooperation and Disclosure. Without limiting anything in clause (a) above or otherwise in this Agreement, Borrower shall, and shall cause its officers, directors, employees and advisors to, cooperate fully with Agent in furnishing information as and when reasonably requested by Agent or any other Lender regarding the Collateral, Borrower’s financial affairs, finances, financial condition, business and operations or any other matters related to the Borrower or otherwise contemplated in this Agreement. Borrower authorizes Agent to meet and/or have discussions with any of its officers, directors, employees and advisors from time to time as reasonably requested by Agent to discuss any matters regarding the Collateral, Borrower’s or any other Credit Party’s financial affairs, finances, financial condition, business and operations, or any other matters related to the Borrower or otherwise contemplated in this Agreement and shall direct and authorize all such persons and entities to fully disclose to Agent all information reasonably requested by Agent regarding the foregoing. Borrower waives and releases any such officer, director, employee and advisor from the operation and provisions of any confidentiality agreement with Borrower, as the case may be, such that such person or entity is not prohibited from providing any of the foregoing information to Agent or any Lender.

6. Additional Events of Default. Any of the following shall constitute an immediate Event of Default hereunder and under the Loan Agreement: (a) the failure by Borrower to comply with any term, condition or covenant set forth in this Agreement, (b) the failure of any representation or warranty made by Borrower under or in connection with this Agreement to be true, correct and complete as of the date when made or any other breach of any such representation or warranty, (c) the repudiation and/or assertion of any defense by any Borrower with respect to this Agreement or any Loan Document or the pursuit by Borrower or any person related to Borrower against the Agent or any Indemnified Person, or (d) a determination by Agent in its sole discretion that (i) discussions, negotiations or progress relating to any potential Acceptable Sale or Partnering Transaction have ceased or slowed or other circumstances or developments have arisen that make it unlikely that such sale or partnering transaction will be consummated or (ii) it is unlikely that Borrower shall be able to document or consummate an Acceptable Sale or Partnering Transaction by October 15, 2013.

7. No Other Amendments or Consents, Waivers, Etc.; Reservation of Rights. Except for the amendments and other modifications set forth and referred to in Sections 2 thru 6 above, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrowers’ Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations. Without limiting the foregoing, except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further loans, advances or other financial accommodations or to continue to defer any enforcement action after the occurrence of any Default or Event of Default, whether such Default or Event of Default has occurred or occurs in the future, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Loan Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Loan Agreement or other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any other Loan Documents or any right, power or remedy of any Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Lender reserves all of its rights, powers, and remedies under the Loan Agreement, the other Loan Documents and applicable law. All of the provisions of the Loan Agreement and the other Loan Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived, are hereby reinstated.

8. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, each Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrowers set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period) and (ii) each Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms.

9. Condition Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of July 31, 2013 (the “Second Amendment Effective Date”) upon which Agent shall have received the following, each in form and, in form and substance satisfactory to Agent and Lenders:

(a) one or more counterparts of this Agreement duly executed and delivered by Borrowers, Agent and Lenders; and

(b) such other documents, instruments, agreements and opinions as the Agent shall request.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Second Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

11. Covenant Not To Sue. Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrowers pursuant to Section 10 above. If any Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrowers, for themselves and their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

12. Indemnification. Borrower hereby agrees to indemnify, defend and hold harmless Agent and each Lender in accordance with Section 12.2 of the Loan Agreement, the terms of which are incorporated herein by reference.

13. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

14. Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

17. Entire Agreement. The Loan Agreement and the other Loan Documents as and when modified through this Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

18. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

19. Loan Document. For the avoidance of doubt, this Agreement constitutes a Loan Document.

20. Costs and Expenses. Each Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Loan Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWERS:

EPICEPT CORPORATION

By:
Name:
Title:

MAXIM PHARMACEUTICALS INC.

By:
Name:
Title:

CYTOVIA, INC.

By:
Name:
Title:

AGENT AND LENDER:

MIDCAP FUNDING III, LLC

By:
Name:
Title: Authorized Signatory